UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 5, 2005

                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


           DELAWARE                      1-4717                44-0663509
  --------------------------    ------------------------  ----------------------
 (State or other jurisdiction   (Commission file number)      (IRS Employer
        of incorporation)                                 Identification Number)


                427 West 12th Street, Kansas City, Missouri 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                (816) 983 - 1303

                                 Not Applicable

          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01         Other Events.

On December 5, 2005, Kansas City Southern ("KCS") announced that it has commenced a public offering of $210 million of a new series of its cumulative convertible perpetual preferred stock with a liquidation preference of $1,000 per share. KCS intends to use substantially all the net proceeds from the offering to purchase 9 million shares of its common stock formerly owned by Grupo TMM, S.A. ("Grupo TMM"), its largest shareholder, at a price per share equal to the net proceeds per share (before expenses) that Grupo TMM receives for 9 million shares of KCS' common stock offered concurrently by Grupo TMM. The offering will be made under the KCS' existing shelf registration. See the Press Release attached hereto as Exhibit 99.1 for further details.

Item 9.01         Financial Statements and Exhibits

(c) Exhibit 99.1 Press Release issued by Kansas City Southern dated December 5, 2005, entitled "Kansas City Southern Corporation Announces Offering of $210 Million of Cumulative Convertible Perpetual Preferred Stock" is attached hereto as Exhibit 99.1



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Kansas City Southern


December 5, 2005               By:  /s/ Paul J. Weyandt
                                    ----------------------
                                    Paul J. Weyandt
                                    Senior Vice President- Finance & Treasurer